Exhibit 99.1

iAnthus Reports First Quarter 2024 Financial Results

NEW YORK, NY and TORONTO, ON – May 14, 2024 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the first quarter ended March 31, 2024. The Company’s Quarterly Report on Form 10-Q (the “Quarterly Report”), which includes its unaudited interim condensed consolidated financial statements for the three months ended March 31, 2024 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, on the System for Electronic Document Analysis and Retrieval's (SEDAR+) website at www.sedarplus.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

First Quarter 2024 Financial Highlights

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Revenue of $41.6 million, a sequential increase of 1.7% from Q4 2023 and an increase of 13.1% from the same quarter in the prior year.
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Gross profit of $17.2 million, a sequential increase of 8.1% from Q4 2023 and an increase of 10.9% from the same quarter in the prior year.
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Gross margin of 41.4%, reflecting a sequential increase of 244bps when compared to Q4 2023 and a decrease of 82bps from the same quarter in the prior year.
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Net loss of $14.0 million, or a net loss of less than $0.01 per share, compared to a net loss of $18.7 million, or a net loss of less than $0.01 per share in Q4 2023, and compared to a net loss of $18.6 million, or a net loss of $0.01 per share, in the same quarter in the prior year.
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Adjusted EBITDA(1) of $3.2 million, a sequential increase from an Adjusted EBITDA of $2.8 million in Q4 2023, and an increase from an Adjusted EBITDA of $0.9 million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except per share amounts (unaudited)	Q1 2024	Q4 2023	Q1 2023
Revenue	$41,564	$40,880	$36,753
Gross profit	17,201	15,919	15,512
Gross margin	41.4%	38.9%	42.2%
Net loss	(13,998)	(18,695)	(18,595)
Net loss per share	(0.00)	(0.00)	(0.00)

Table 2: Reconciliation of Net Loss to EBITDA and Adjusted EBITDA(1)
in thousands of US$	Q1 2024	Q4 2023	Q1 2023
Net loss	$(13,998)	$(18,695)	$(18,595)
Depreciation and amortization	6,371	6,773	6,991
Interest expense, net	4,151	4,105	3,731
Income tax expense	2,722	4,148	3,799
EBITDA (Non-GAAP)(1)	$(754)	$(3,669)	$(4,074)
Adjustments:
Write-downs (recoveries) and other charges, net	397	(57)	516
Inventory reserves and write-downs	-	24	356
Accretion expense	1,072	1,004	978
Share-based compensation	434	980	1,489
(Gains)/Losses from changes in fair value of financial instruments	(7)	89	33
Loss on equity method investments	62	183	-
Non-recurring charges(2)	720	1,338	529
Loss on debt extinguishment(3)	114	-	1,288
Other income(4)	(427)	(164)	(220)
Interest and penalties related to income tax	1,634	3,070	-
Total Adjustments	$3,999	$6,467	$4,969
Adjusted EBITDA (Non-GAAP)(1)	$3,245	$2,798	$895

(1)
See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.

(2)
Includes one-time, non-recurring costs related to strategic review processes, ongoing legal disputes, severance and other non-recurring costs.
(3)
Reflects losses on debt extinguishment related to the amendments of the $11.0 million senior secured bridge notes issued by iAnthus New Jersey, LLC on both February 2, 2023 and February 16, 2024.
(4)
Q1 2024 reflects $0.4 million of insurance refunds and accounts payable write-offs and vendor credits. Q4 2023 reflects $0.2 million of Employee Retention Tax Credits ("ERTCs"). Q1 2023 reflects $0.2 million of ERTCs and accounts payable write-offs and vendor credits.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA and Adjusted EBITDA as supplemental measures of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before share-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, the effect of changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, litigation costs related to ongoing legal proceedings, and other income. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance of other similarly situated companies in our industry, and we present Adjusted EBITDA because it removes non-recurring, irregular and one-time items that we believe may distort the comparability of EBITDA from period-to-period and with other industry participants.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this press release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian Securities Regulators, which you should review, including, but not limited to, the Annual Report filed with the SEC. When used in this press release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions identify forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission has reviewed, approved or disapproved the content of this press release.

Contact Information

Corporate/Media/Investors:

Justin Vu, Interim Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com